[SIGNAL APPAREL LETTERHEAD]





September 14, 1999

Mr. Evan Levine
Brown Simpson
152 West 57th Street
40th Floor
New York, New York 10019

         Re:      $5 Million Convertible Debt

Dear Mr. Levine:

     Reference is made to that certain Securities Purchase Agreement, dated as of March 3, 1999 (the "Purchase Agreement"), executed between Signal Apparel Company, Inc. ("Signal") and Brown Simpson Strategic Growth Fund, L.P. and Brown Simpson Strategic Growth Fund, Ltd. (the "Holders"). Reference is also made to those certain 5% Convertible Debentures, each dated March 3, 1999, in the original principal amounts of $1,750,000 and $ 3,250,000 (collectively, the "Debenture") issued to the Holders by Signal in connection with the Purchase Agreement. All capitalized terms used in this agreement and not otherwise defined herein shall have the same meaning ascribed to such terms in the Debenture and in the Purchase Agreement.

     An Event of Default exists under Section 3.1 of the Debenture as a result of the failure by Signal to pay the interest thereon that became due and payable on July 1, 1999. Holders have certain rights under the Debenture in connection with such Event of Default.

     The Holders and Signal desire to amend the Debenture in certain respects. In consideration of the waiver by Holders of the existing Event of Default described above, the mutual promises set forth in this agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holders and Signal hereby agree as follows:

1. The last paragraph on page 2 of the Debenture which begins with the words "The principal of..." shall be amended in its entirety to read as follows:

     "The principal of, and interest on, this Security are payable in coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, at the last address of the Holder last appearing on the Register."

2. Concurrently with execution of this agreement, Signal shall pay to Holders the sum of $62,000 as payment in full of all interest due under the Debenture as of July 1, 1999. Holders have not received any common stock certificates representing payment of such interest.

3. Notwithstanding any provision in the Debenture or the Purchase Agreement to the contrary, the Conversion Price shall remain at Two Dollars ($2.00) and shall not be adjusted (except as otherwise provided in the Debenture) until December 31, 1999 (the "Adjustment Date"). On the Adjustment Date, at the option of Signal (to be exercised in writing), the Conversion Price shall be adjusted to One Dollar and Twenty Five Cents ($1.25); provided that, on or before the Adjustment Date, a third party shall have provided to Signal's lender not less than $10 million as collateral for new loans made to Signal on or before the Adjustment Date. If Signal has not, on or before the Adjustment, exercised the Conversion Price option in accordance with the previous sentence, then, at the option of Holders (to be exercised in writing at any time after November 1, 1999), the Conversion Price shall be adjusted to One Dollar ($1.00).

4. Holders each hereby waive the existing Event of Default described above and any Default which may now exist under the Debenture or the Purchase Agreement; provided that Signal shall have made the payment required by paragraph 2.

5. Except as specifically set forth herein, no other changes or modifications to the Purchase Agreement or the Debenture are intended or implied, and, in other respects, the Purchase Agreement and the Debenture shall continue to remain in full force and effect in accordance with its terms as of the date hereof.

6. The terms and provisions of this agreement shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this agreement.

7. This agreement may be signed in counterparts, each of which shall be an original and all of which taken together constitute one amendment. In making proof of this agreement, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged.

8. This agreement shall be governed by and construed in accordance with the laws of the State of New York.

9. This agreement sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This agreement cannot be changed, modified, amended or terminated except in writing executed by the part to be changed.

                                          Very truly yours,

                                          SIGNAL APPAREL COMPANY, INC.


                                          By:      /s/ Howard Weinberg
                                                   ----------------------------
                                                   Howard Weinberg
                                                   CFO

ACKNOWLEDGED AND AGREED:

BROWN SIMPSON STRATEGIC GROWTH FUND, L.P.

By: Brown Simpson Asset Management LLC


         By:      /s/ Evan Levine
                  -----------------------
                  Evan Levine
                  Principal

BROWN SIMPSON STRATEGIC GROWTH FUND, Ltd.

By: Brown Simpson Capital, LLC
    Its General Partner

         By:      /s/ Evan Levine
                  -----------------------
                  Evan Levine
                  Principal